                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CITY NATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                   [LETTERHEAD OF CITY NATIONAL CORPORATION]


                               March ____, 1996


[Shareholder Name]
[Address]


Dear [Shareholder]:

          I would like to bring to your attention an important matter to be considered at our upcoming Annual Meeting.

         After considerable review and analysis by the Board of the merits, and on the advice of outstanding experts in this field, City National is seeking shareholder approval of an amendment to our Certificate of Incorporation to create a Classified Board of Directors. If the amendment is approved, each director will serve a three year term, instead of the current one year term. Consequently, one-third of the Board, rather than the full Board, will be elected at each Annual Meeting. Similar provisions have been adopted by more than 70% of the major bank holding companies in America.

         The Board and I believe that the Classified Board is very important to ensure that you obtain the maximum benefit from your City National investment. I strongly urge you to support this proposal. Our Proxy Statement dated March 14, 1996 which you should have already received, contains a full description of the amendment.

         A Classified Board will be extremely beneficial to City National since the continuity and stability it provides is conducive to the careful, long term planning needed to ensure continued creation of shareholder value. Also, a Classified Board can assist in maximizing shareholder value in the event of the recently popular tactic of seeking to remove an entire Board of Directors in support of a hostile bid. We believe that City National could be vulnerable to a low-ball bid, combined with a proxy solicitation to remove the Board, because the company currently has no provisions which would encourage direct negotiations with the Board. Under such circumstances, your Board's ability to act effectively to safeguard the full value of your investment could be undermined.

         You should have already received a proxy card from your bank or broker which you should use to cast your vote. Or, you can call your Account Representative at your bank or brokerage firm and ask her/him to ensure that your shares are voted. If you have any questions about this important issue, please call me or Elaine Duke, my Executive Assistant, at (310) 888-6711 or Dick Sheehan, our General Counsel, at (310) 888-6262.

[Shareholder]                        2.                           March  , 1996

         Your vote is particularly important this year, since approval of the amendment requires a favorable vote by a majority of the outstanding shares, so shares which are not voted will be the same as shares voted against the amendment.

         I appreciate your support in the past and I urge you to vote in favor of the proposals. Thank you.

                                       Very truly yours,



                                       BRAM GOLDSMITH

                  [LETTERHEAD OF CITY NATIONAL CORPORATION]


                               March ____, 1996

[Shareholder Name]
[Address]


Dear [Shareholder]:

         I would like to bring to your attention an important matter to be considered at our upcoming Annual Meeting.

         After considerable review and analysis by the Board of the merits, and on the advice of outstanding experts in this field, City National is seeking shareholder approval of an amendment to our Certificate of Incorporation to create a Classified Board of Directors. If the amendment is approved, each director will serve a three year term, instead of the current one year term. Consequently, one-third of the Board, rather than the full Board, will be elected at each Annual Meeting. Similar provisions have been adopted by more than 70% of the major bank holding companies in America.

         The Board and I believe that the Classified Board is very important to ensure that you obtain the maximum benefit from your City National investment. I strongly urge you to support this proposal. Our Proxy Statement dated March 14, 1996 which you should have already received, contains a full description of the amendment.

         A Classified Board will be extremely beneficial to City National since the continuity and stability it provides is conducive to the careful, long term planning needed to ensure continued creation of shareholder value. Also, a Classified Board can assist in maximizing shareholder value in the event of the recently popular tactic of seeking to remove an entire Board of Directors in support of a hostile bid. We believe that City National could be vulnerable to a low-ball bid, combined with a proxy solicitation to remove the Board, because the company currently has no provisions which would encourage direct negotiations with the Board. Under such circumstances, your Board's ability to act effectively to safeguard the full value of your investment could be undermined.

         For your convenience, I have enclosed a proxy card and return envelope that you can use to cast your vote. If you have any questions about this important issue, please call me or Elaine Duke, my Executive Assistant, at (310) 888-6711 or Dick Sheehan, our General Counsel, at (310) 888-6262.

[Shareholder]                            2.                        March  , 1996

         Your vote is particularly important this year, since approval of the amendment requires a favorable vote by a majority of the outstanding shares, so shares which are not voted will be the same as shares voted against the amendment.

         I appreciate your support in the past and I urge you to vote in favor of the proposals. Thank you.

                                       Very truly yours,


                                       BRAM GOLDSMITH


Enclosures